                                                                    EXHIBIT 4.12

                                SEVENTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT

         THIS SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this "AMENDMENT") is entered into as of February 12, 2002, among QUANTA SERVICES, INC., a Delaware corporation ("BORROWER"), the Lenders, as defined below, and BANK OF AMERICA, N.A., f/k/a NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "AGENT"). Capitalized terms used but not defined in this Amendment have the meaning given such terms in the Credit Agreement (defined below).

                                    RECITALS

         A. The Borrower is party to that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended by the First Amendment dated as of September 21, 1999, the Second Amendment dated as of March 21, 2000, the Third Amendment and Consent dated as of June 15, 2000, the Fourth Amendment dated as of October 27, 2000, the Fifth Amendment dated as of November 9, 2000, the Sixth Amendment dated as of October 17, 2001, and as may be further amended, restated or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, Agent, and the lenders from time to time parties thereto (each a "LENDER" collectively, "LENDERS").

         B. The Borrower has requested that certain provisions of the Credit Agreement be amended to take into account certain adjustments to the determination of Consolidated Net Worth in accordance with Statement of Financial Accounting Standards No. 142 (Goodwill and Other Intangible Assets) issued in June, 2001.

         C. The Borrower has also requested that (i) SECTION 6.6(e) of the Credit Agreement be amended to increase the reporting threshold thereunder for certain events from $1,000,000 to $5,000,000, (ii) SECTION 6.14(e) of the Credit Agreement be amended to permit a Subordinated Debt Investment, and (iii) SECTION 6.15(k) of the Credit Agreement be amended to allow the Borrower the use of funds thereunder to redeem Subordinated Debt Investments.

         D. The Borrower, Agent and the Lenders have agreed to amend the Credit Agreement to accommodate the foregoing requests and to make other related modifications, in each case subject to the terms and conditions set out in this Amendment.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Amendment to Section 1.1 (Definitions). SECTION 1.1 of the Credit Agreement is hereby amended (a) to amend and restate the defined terms "EBIT" and "EBITDA" (with the new or modified language underlined), and (b) to add the following defined term of "SFAS 142" in its appropriate alphabetical order:

                  ""EBIT" means, for any period, on a trailing four fiscal quarter basis, the sum of Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense,
                  (b) provisions for taxes based on income or revenues, and (c) provisions made in accordance with SFAS 142, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

                  "EBITDA" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of any business acquired in an Acquisition through the Effective Date, to the extent applicable, all on a pro forma basis, consistent with SEC regulations), the sum of (i) Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) provisions for taxes based on income or revenues, and (c) provisions made in accordance with SFAS 142, plus (ii) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income, and adjusted for (iii) Non-Cash Charges, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition after the Effective Date, EBITDA may be calculated, subject to the immediately following sentence, using a calculation which (y) includes the historical financial results of the acquired business on a pro forma trailing four fiscal quarter basis (consistent with SEC regulations), and (z) assumes that the consummation of such Acquisition (and the incurrence, refinancing, or assumption of any Indebtedness in connection with such Acquisition) occurred on the first day of the trailing four fiscal quarter period. The foregoing adjustment to EBITDA to take into account an Acquisition may only be made if the balance sheet and statements of income, retained earnings, and cash flows of the acquired Person (or the Person from whom the assets, securities or other equity interests were acquired), are in compliance with SEC regulations and requirements regarding the preparation and presentation of historical financial information and pro forma financial information.

                  "SFAS 142" means the Statement of Financial Accounting Standards No. 142 (Goodwill and Other Intangible Assets), as issued by the Financial Accounting Standards Board in June, 2001, and applicable to all fiscal years beginning after December 15, 2001."

         2. Amendments to Section 6.6 (Financial Reports and Other Information).
SECTION 6.6(e) of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "(e) The Borrower will promptly and in any event, within ten
                  (10) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any uninsured claim or claims against any of same in excess of $5,000,000 in the aggregate; (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that has had a Material Adverse Effect; and (iv) any event which would result in a breach of SECTIONS 6.20, 6.21, 6.22, 6.23, OR 6.24."

         3. Amendments to Section 6.11 (Restrictions on Fundamental Changes).
SECTION 6.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "(a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person, if in respect of such merger, consolidation, purchase or Acquisition, (i) the Borrower is the surviving entity to any such merger or consolidation to which the Borrower is a party, or, if the Borrower is not a party to such transaction, a Subsidiary is the surviving entity to any such merger or consolidation (or the other Person will thereby become a Subsidiary), (ii) the nature of the business of such acquired Person is a Permitted Business; (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition, (iv) such merger, consolidation, purchase or Acquisition is non-hostile in nature; and (v) either (y) the aggregate amount of (without duplication) (1) the cash purchase price paid, (2) the Borrowings under this Agreement in respect of such consolidation, purchase or Acquisition, and (3) the Indebtedness of such acquired Person assumed or otherwise refinanced by the Borrower or any of its Subsidiaries, does not exceed, for any single Acquisition (after deducting the amount of cash and Cash Equivalents held by such acquired Person), an amount equal to 7.5% of Consolidated Net Worth as of the end of the immediately preceding fiscal quarter (without taking into account adjustments to the determination of Consolidated Net Worth made in accordance with SFAS 142 in accordance with GAAP), or (z) (1) prior to the consummation of such merger, consolidation, purchase or Acquisition, the Borrower shall have delivered to the Agent (which the Agent shall promptly provide to each Lender) a report signed by an executive officer of the Borrower which shall contain calculations demonstrating the Borrower's compliance with SECTIONS 6.20, 6.21, 6.22, and 6.23 (which calculation may use historical financial results of the acquired business provided the calculation (A) is made on a trailing four fiscal quarter pro forma basis (consistent with SEC regulations), (B) assumes that the consummation of such merger, consolidation, purchase or Acquisition (and the incurrence, refinancing, or assumption of any Indebtedness in connection with such Acquisition) occurred on the first day of the trailing four-quarter fiscal period, and (C) is based on a balance sheet and statements of income, retained earnings, and cash flows of the acquired Person (or the Person from whom the assets, securities or other equity interests were acquired), which are in compliance with SEC regulations and requirements regarding the preparation and presentation of historical financial information and pro forma financial information, and (2) the Majority Lenders have given their prior written consent to such merger, consolidation, purchase or Acquisition."

         4. Amendments to Section 6.14 (Indebtedness). SECTIONS 6.14 (e) and (f) of the Credit Agreement are hereby amended and restated in their entirety as follows (with the new or modified language underlined):

                  "(e) Indebtedness incurred in connection with Subordinated Debt Investments, including any convertible Subordinated Debt Investment not to exceed $250,000,000 (which amount includes the Indebtedness under the Convertible Subordinated Notes), in the aggregate, on terms subordinated in right of payment and collection to, and with a maturity date beyond the Maturity Date of, the Obligations and otherwise on terms acceptable to the Agent;

                  (f) other Indebtedness not included within subsections (a) through (e) above, provided that such Indebtedness shall not exceed, at any one time outstanding, an amount equal to 8.5% of Consolidated Net Worth as of the end of the immediately preceding fiscal quarter (without taking into account adjustments to the determination of Consolidated Net Worth in accordance with SFAS 142 in accordance with GAAP);"

         5. Amendments to Section 6.15 (Loans, Advances and Investments).
SECTION 6.15(k) of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "(k) Investments up to an aggregate amount of $75,000,000 in the Borrower in the form of (i) repurchasing of the Borrower's common stock through a series of open-market transactions or in privately negotiated, off-market transactions or through one or more hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements or other similar arrangements or agreements, and (ii) refunding, repurchase, discharge, defeasance or retirement any Subordinated Debt Investment; and"

         6. Amendments to Section 6.19 (Capital Expenditures). SECTION 6.19 of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "Section 6.19 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or commit to make Capital Expenditures during any period of four consecutive fiscal quarters in excess of 15% of Consolidated Net Worth, with Consolidated Net Worth being determined as of the last day of the last fiscal quarter of such period (without taking into account adjustments to the determination of Consolidated Net Worth made in accordance with SFAS 142 in accordance with
                  GAAP)."

         7. Amendments to Section 6.20 (Minimum Consolidated Net Worth). SECTION
6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "Section 6.20 Minimum Consolidated Net Worth. The Borrower will maintain a minimum Consolidated Net Worth of not less than an amount equal to the sum of (i) $296,000,000, plus (ii) for each fiscal quarter ended prior to (but not on) such date of determination, commencing with the fiscal quarter ended June 30, 1999, (w) an amount equal to 50% of Consolidated Net Income for such fiscal quarter, if positive, plus (x) an amount equal to 100% of the amount of any equity issuance by the Borrower, including equity issued in a secondary offering or equity issued to acquire another entity in an Acquisition, plus (y) an amount equal to 100% of the stockholders equity of any entity acquired in an Acquisition for which the Borrower uses the pooling of interest method of accounting to the extent permitted by, and in accordance with Statement of Financial Accounting Standards No. 141 (Business Combinations), as adopted by the Financial Accounting Standards Board in June, 2001,and GAAP, minus (z) any distributions to shareholders of any Subchapter S corporation acquired in an Acquisition as a result of operations of the corporation acquired prior to the closing of the Acquisition or the terms of the Acquisition, provided that, the foregoing calculation shall take into account, and be subject to, adjustments to the determination of Consolidated Net Worth made in accordance with SFAS 142 in accordance with GAAP."

         8. Amendments to Section 10.17 (Change in Accounting Principles or Tax
Laws). SECTION 10.17 of the Credit Agreement is hereby amended and restated in its entirety as follows (with the new or modified language underlined):

                  "10.17 Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in SECTION 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern, provided that, for purposes of this SECTION 10.17, the Borrower shall have 90 days from the date of any such change to amend the appropriate provisions of this Agreement to reflect such change in accordance with the immediately preceding sentence."

         9. Conditions. This Amendment shall not be effective until (a) it has been duly executed and delivered by Borrower, each Guarantor, and at least the Majority Lenders, and (b) Borrower has delivered to Agent for the benefit of Lenders (i) a certificate from the Borrower that no Default or Event of Default exists under the Credit Agreement, and (ii) such other documents, if any, as the Agent may reasonably request.

         10. Fees and Expenses. The Borrower agrees to pay (a) to Agent for the benefit of each Lender that executes and delivers this Amendment on or before February 12, 2002, an amendment fee equal to .05% of such Lender's Commitment, and (b) the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Amendment.

         11. Representations and Warranties. The Borrower and the Guarantors represent and warrant to the Lenders that they possess all requisite power and authority to execute, deliver and comply with the terms of this Amendment, which has been duly authorized and approved by all requisite corporate action on the part of the Borrower and the Guarantors, for which no consent of any Person is required, and which will not violate their respective organizational documents, and agree to furnish the Agent with evidence of such authorization and approval upon request. The Borrower and the Guarantors further represent and warrant to the Agent and the Lenders that (a) the representations and warranties in each Credit Document to which they are a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement), (b) it is in full compliance with all covenants and agreements contained in each Credit Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing.

         12. Scope of Amendment and Consent; Reaffirmation; Release. Except as affected by this Amendment, the Credit Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as hereby amended and any other Credit Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. The Borrower and the Guarantors hereby reaffirm their respective obligations under, and agree that, all Credit Documents to which they are a party remain in full force and effect and continue to evidence their respective legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). The Borrower and the Guarantors hereby release the Agent and the Lenders from any liability for actions or failures to act in connection with the Credit Documents prior to the date hereof. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

         13.      Miscellaneous.

                  (a) No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Credit Documents, or a waiver of the Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Credit Documents, and the Credit Documents shall continue to be binding upon, and inure to the benefit of, the Borrower, the Guarantors, the Agent, and the Lenders and their respective successors and assigns.

                  (b) Form. Each agreement, document, instrument or other writing to be furnished to the Agent under any provision of this instrument must be in form and substance satisfactory to the Agent and its counsel.

                  (c) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories have signed the same document. All counterparts must be construed together to constitute one and the same instrument.

                  (d) Governing Law. This Amendment and the other Credit Documents must be construed-and their performance enforced-under Texas law.

                  (e) Entirety. THE CREDIT DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, GUARANTORS, THE AGENT AND THE LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

 [SIGNATURES AND GUARANTORS' CONSENT AND AGREEMENT APPEAR ON FOLLOWING PAGES.]

         EXECUTED as of the date first written above.


                                   QUANTA SERVICES, INC.


                                   By: /s/ Nick Grindstaff
                                       -----------------------------------------
                                           Nick Grindstaff
                                           Treasurer


                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By: /s/ Suzanne M. Paul
                                      ------------------------------------------
                                          Suzanne M. Paul, Vice President


                                  BANK OF AMERICA, N.A., as a Lender

                                  By: /s/ Albert L. Welch
                                     -------------------------------------------
                                          Albert L. Welch
                                          Senior Vice President

                                  BANK ONE, NA, as a Documentation Agent and as a Lender


                                  By: /s/ John A. Horst
                                      ------------------------------------------
                                         John A. Horst
                                         Director

                                  FLEET NATIONAL BANK (F/K/A BANK BOSTON, N.A.), as a Documentation Agent and as a Lender


                                  By:
                                     -------------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                  CREDIT LYONNAIS NEW YORK BRANCH, as a Managing Agent and as a Lender


                                  By: /s/  Attila Koc
                                      ------------------------------------------
                                           Attila Koc
                                           Senior Vice President

                                  THE BANK OF NOVA SCOTIA, as a Managing Agent and as a Lender


                                  By: /s/ M.D. Smith
                                      ------------------------------------------
                                          M.D. Smith
                                          Agent

                                  NATIONAL CITY BANK, as a Lender


                                  By: /s/ Michael Aurbon
                                      ------------------------------------------
                                          Michael Aurbon
                                          Vice President


                                  LASALLE BANK NATIONAL ASSOCIATION, as a Lender


                                  By: /s/ Richard J. Kress
                                      ------------------------------------------
                                          Richard J. Kress
                                          First Vice President


                                  FIRST UNION NATIONAL BANK, as a Lender


                                  By: /s/ Laura B. Smith
                                      ------------------------------------------
                                          Laura B. Smith
                                          Vice President


                                  COMERICA BANK, as a Lender

                                  By: /s/ Gerald R. Finney, Jr.
                                      ------------------------------------------
                                          Gerald R. Finney, Jr.
                                          Vice President


THE BANK OF TOKYO-MITSUBISHI,     THE BANK OF TOKYO-MITSUBISHI, LTD., as a
LTD., as a Lender                 Lender

By: /s/ J. Fort                   By: /s/ John Mearns
    ------------------------          ------------------------------------------
        J. Fort                           J. Mearns
        Vice President                    VP and Manager

                                  THE CHASE MANHATTAN BANK, as a Lender


                                  By: /s/ James R. Dolphin
                                      ------------------------------------------
                                          James R. Dolphin
                                          Senior Vice President


                                  GUARANTY FEDERAL BANK, F.S.B., as a Lender


                                  By:
                                     -------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                  SUNTRUST BANK, ATLANTA, as a Lender

                                  By:
                                     -------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                  BANKERS TRUST COMPANY, as a Lender


                                  By: /s/ Scottye Lindsey
                                      ------------------------------------------
                                          Scottye Lindsey
                                          Vice President

                        GUARANTORS' CONSENT AND AGREEMENT

         As an inducement to the Lenders to execute, and in consideration of the Lenders' execution of this Amendment, each of the undersigned hereby consents to this Amendment and agrees that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under their respective Guaranties described in the Credit Agreement executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                                 ADVANCED TECHNOLOGIES AND INSTALLATION, INC.
                                 ALLTECK LINE CONTRACTORS (USA), INC.
                                 ALLTECK LINE CONTRACTORS, INC.
                                 ARBY CONSTRUCTION, INC.
                                 AUSTIN TRENCHER, INC.
                                 BRADFORD BORTHERS, INC.
                                 CCLC, INC.
                                 COMMUNICATION MANPOWER, INC.
                                 COMPUTAPOLE, INC.
                                 CONTI COMMUNICATIONS, INC.
                                 CROCE ELECTRIC COMPANY, INC.
                                 CROWN FIBER COMMUNICATIONS, INC.
                                 DILLARD SMITH CONSTRUCTION COMPANY
                                 DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                                 EDWARDS PIPELINE COMPANY,  INC.
                                 ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED FIVE POINTS CONSTRUCTION COMPANY
                                 GEM ENGINEERING CO., INC.
                                 GOLDEN STATE UTILITY CO.
                                 H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                                 HAINES CONSTRUCTION COMPANY
                                 INTERMOUNTAIN ELECTRIC, INC.
                                 IRBY CONSTRUCTION COMPANY
                                 LINE EQUIPMENT SALES CO., INC.
                                 LOGICAL LINK, INC.
                                 MANUEL BROS., INC.
                                 MEARS GROUP, INC.
                                 MEJIA PERSONNEL SERVICES, INC.
                                 METRO UNDERGROUND SERVICES, INC.
                                 NETWORK COMMUNICATIONS SERVICES, INC.
                                 NETWORK ELECTRIC COMPANY
                                 NORTH PACIFIC CONSTRUCTION CO., INC.
                                 NORTH SKY COMMUNICATIONS, INC.
                                 NORTHERN LINE LAYERS, INC.
                                 OKAY CONSTRUCTION COMPANY, INC.
                                 PAC WEST CONSTRUCTION, INC.
                                 PAR ELECTRICAL CONTRACTORS, INC.
                                 PARKSIDE SITE & UTILITY COMPANY CORPORATION
                                 PARKSIDE UTILITY CONSTRUCTION CORP.
                                 P.D.G. ELECTRIC COMPANY
                                 POTELCO, INC.
                                 PROFESSIONAL TELECONCEPTS, INC. (IL)

                                 PROFESSIONAL TELECONCEPTS, INC. (NY)
                                 PWR FINANCIAL COMPANY QPC, INC.
                                 QSI, INC.
                                 QUANTA HOLDINGS, INC.
                                 QUANTA LI ACQUISITION, INC.
                                 QUANTA LIV ACQUISITION, INC.
                                 QUANTA LV ACQUISITION, INC.
                                 QUANTA LVII ACQUISITION, INC.
                                 QUANTA LVIII ACQUISITION, INC.
                                 QUANTA LIX ACQUISITION, INC.
                                 QUANTA LX ACQUISITION, INC.
                                 QUANTA LXI ACQUISITION, INC.
                                 QUANTA LXII ACQUISITION, INC.
                                 QUANTA LXIII ACQUISITION, INC.
                                 QUANTA LXIV ACQUISITION, INC.
                                 QUANTA LXV ACQUISITION, INC.
                                 QUANTA LXVI ACQUISITION, INC.
                                 QUANTA LXVII ACQUISITION, INC.
                                 QUANTA LXVIII ACQUISITION, INC.
                                 QUANTA LXIX ACQUISITION, INC.
                                 QUANTA LXX ACQUISITION, INC.
                                 QUANTA LXXI ACQUISITION, INC.
                                 QUANTA LXXII ACQUISITION, INC.
                                 QUANTA LXXIII ACQUISITION, INC.
                                 QUANTA UTILITY INSTALLATION CO., INC,
                                 R. A. WAFFENSMITH & CO., INC.
                                 RANGER DIRECTIONAL, INC.
                                 SEAWARD CORPORATION
                                 SOUTHEAST PIPELINE CONSTRUCTION, INC.
                                 SOUTHWEST TRENCHING COMPANY, INC.
                                 SOUTHWESTERN COMMUNICATIONS, INC.
                                 SPALJ CONSTRUCTION COMPANY
                                 SPECIALTY DRILLING TECHNOLOGY, INC.
                                 SUMTER UTILITIES, INC.
                                 THE RYAN COMPANY, INC.
                                 TOM ALLEN CONSTRUCTION COMPANY
                                 TRANS TECH ACQUISITION, INC.
                                 TRAWICK CONSTRUCTION COMPANY, INC.
                                 TTGP, INC.
                                 TTLP, INC.
                                 TTM, INC.
                                 TXLP, INC.
                                 UNDERGROUND CONSTRUCTION CO., INC.
                                 UTILCO, INC.
                                 VCI TELCOM, INC.
                                 W.C. COMMUNICATIONS, INC.
                                 W.H.O.M. CORPORATION

                                 By: /s/  Dana Gordon
                                     -------------------------------------------
                                     Dana Gordon, President or Vice President of
                                        each Guarantor

                                 QDE LLC
                                 QUANTA DELAWARE, INC.
                                 QUANTA ASSET MANAGEMENT LLC

                                 By: /s/  Linda Bubacz
                                     -------------------------------------------
                                          Linda Bubacz, President

                                 BROWN ENGINEERING, LLC

                                 By: Haines Construction Company, Its Member

                                     By: /s/  Dana Gordon
                                         ---------------------------------------
                                              Dana Gordon, Vice President

                                 COAST TO COAST, LLC

                                 By: Environmental Professional Associates,
                                     Limited, a Californiacorporation,
                                     Its Member

                                     By: /s/  Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 DOT 05, LLC

                                 By: Spalj Construction Company, Its Member

                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                             Dana Gordon, Vice President

                                 LAKE NORMAN PIPELINE, LLC

                                 By:  Edwards Pipeline Company, Inc., Its Member

                                      By: /s/ Dana Gordon
                                         ---------------------------------------
                                              Dana Gordon, Vice President

                                 MEARS/CPG, LLC
                                 MEARS ENGINEERING, LLC
                                 MEARS/HDD, LLC
                                 MEARS SERVICES, LLC

                                 By: Mears Group, Inc., The Sole Member of each
                                     of the foregoing limited liability
                                     companies

                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 S.K.S. PIPELINERS, LLC

                                 By: Arby Construction, Inc., Its Member

                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 TJADER, L.L.C.

                                 By: Spalj Construction Company, Its Member

                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                             Dana Gordon, Vice President

                                 TNS-VA, LLC

                                 By: Professional Teleconcepts, Inc., Its Member

                                     By: /s/ Dana Gordon
                                         --------------------------------------
                                         Dana Gordon, Vice President

                                 AIRLAN TELECOM SERVICES, L.P.
                                 NORTH HOUSTON POLE LINE, L.P.
                                 LINDSEY ELECTRIC, L.P.
                                 DIGCO UTILITY CONSTRUCTION, L.P.

                                 By: Mejia Personnel Services, Inc., Its General
                                     Partner


                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.
                                 QUANTA ASSOCIATES, L.P.

                                 By: QSI, Inc., Its General Partner


                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 TRANS TECH ELECTRIC, L.P.

                                 By: TTGP, Inc., Its General Partner


                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana Gordon, Vice President

                                 PWR NETWORK, LLC

                                 By: PWR Financial Company, Its Sole Member

                                     By: /s/ Dana Gordon
                                         ---------------------------------------
                                         Dana A. Gordon, Vice President

                                Q RESOURCES, LLC

                                By: Quanta Holdings, Inc.

                                    By: /s/ Dana Gordon
                                        ----------------------------------------
                                        Dana A. Gordon, Vice President

                                QUANTA RECEIVABLES, L.P.

                                By: PWR Network, LLC, Its General Partner

                                    By: PWR Financial Company, Its Sole Member

                                        By: /s/ Dana Gordon
                                            ------------------------------------
                                            Dana A. Gordon, Vice President